Exhibit 4.2

                             STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT (this "Agreement") is entered into as of _________, 199_, by and between Cobblestone Holdings, Inc., a Delaware corporation (the "Company") and __________________________ ("Purchaser").

                                    RECITALS

     A. Purchaser is a member of the Company's Board of Directors.

    B. The Company desires to issue to Purchaser, and Purchaser desires to accept from the Company, an option (the "Option") to purchase, subject to adjustment as set forth herein, _______________ shares (such shares issuable upon exercise of the Option being called the "Common Shares") of the Company's authorized but unissued Common Stock, par value $.01 per share (the "Common Stock") upon the terms and conditions specified herein.

     C. The Company desires to have, and Purchaser is willing to grant to the Company, the right and option to repurchase the Common Shares issuable upon exercise of the Option upon the terms and conditions contained herein, including the vesting provisions contained herein.

     D. It is a condition precedent to the obligations of the Company under this Agreement that the Purchaser enter into that certain Stockholders' Agreement dated January 31, 1994, as amended (the "Stockholders' Agreement").

     THEREFORE, in consideration of the premises and of the covenants and conditions contained herein, the parties hereto agree as follows:

     1. Purchase and Sale; Closing. (a) The Company hereby issues and grants to Purchaser, and Purchaser hereby agrees to accept from the Company, the Option. The Option is exercisable only when and to the extent it become vested (as described below) and shall remain exercisable for ten (10) years, subject to earlier expiration as set forth herein. The initial exercise price of the Option is $____ per share, for an initial aggregate exercise price of $_____.

     (b) Upon proper exercise of the Option and payment in cash of the applicable exercise price and all applicable withholding, the Company shall deliver to Purchaser certificates evidencing the Common Shares registered in the name of Purchaser, and concurrently therewith Purchaser shall make payment in cash of the aggregate purchase price of the Common Shares.

     2. Vesting. (a) The Option shall become, vested and exercisable with respect to ___% of the Common Shares covered thereby on each January 1st of the years ____, ____, ____, ____ and ____.

     The foregoing notwithstanding, no portion of the Option shall become vested unless Purchaser has been a member of the Company's Board of Directors continuously from the date of this Stock Option Agreement until each respective date on which the Common Shares are scheduled to vest; provided, however, that if such membership is terminated by the Company, with or without cause, the portion of the Option scheduled to vest in the period in which such termination occurs shall vest upon such termination.

     (b) Anything in this Agreement to the contrary notwithstanding, if the Company is acquired by a third party through an asset purchase, merger or sale of 80% (in value) or


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



more of the outstanding equity securities of the Company (an "Acquisition"), all installments of the portion of the Option scheduled or eligible to vest in the calendar year in which the Acquisition is closed (and not previously repurchased by the Company pursuant to Section 3) plus the portion of the Option scheduled to vest in the next succeeding period shall vest immediately prior to the Acquisition closing date, and all further vesting shall thereupon cease. The Company will give the Purchaser at least five (5) days prior written notice (the "Acquisition Notice") of the closing of any Acquisition. Upon an Acquisition, the Company's board of directors may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provide by resolution, adopted prior to such event and incorporated in the Acquisition Notice, that at some time prior to the effective date of such event this Option shall be exercisable as to all the shares covered hereby, notwithstanding that this Option may not yet have become fully exercisable. Otherwise, upon an Acquisition, the Option, whether vested or unvested in whole or in part, shall expire and cease to be exercisable.

     (c) As used herein, "Termination of Membership" shall mean the time when Purchaser no longer serves on the Company's Board of Directors for whatever reason whatsoever, with or without cause.

     (d) The Option will expire and may not be exercised after the first to occur of the following:

          (i) The expiration of ten (10) years from the date the Option was granted; or


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



          (ii) The time of the Purchaser's Termination of Membership unless such Termination of Membership results from his death; or

          (iii) The expiration of one (1) year from the date of the Purchaser's death; or

          (iv) An Acquisition.

     3. Adjustments. The number of shares issuable upon exercise of the Option, and the exercise price payable, are subject to adjustment as follows: if the outstanding shares of the class or series then subject to the Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalizations, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which the unexercised portions of the Option may thereafter be exercised, all without any change in the aggregate exercise price applicable to such unexercised portions, but with corresponding adjustment in the exercise price per share or other unit. No fractional share of stock shall be issued under the Option or in connection with any such adjustment. Such adjustment shall be made by or under the authority of the Company's board of directors whose determinations as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Notwithstanding the foregoing, the provisions of Section 2(b) shall control and supersede this Section 3 with respect to a transaction referred to in Section 2(b).

     4. Purchaser Representations and Agreements. Purchaser hereby represents and warrants, and agrees with, the Company as set forth below.


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


     (a) Purchaser has full power and authority to execute, deliver and perform his obligations under this Agreement and this Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     (b) Purchaser has received and reviewed this Agreement and all annexes and schedules hereto (including the Stockholders' Agreement) and has received all such business, financial and other information as he deems necessary or appropriate to enable him to evaluate the financial risk inherent in making an investment in the Common Shares.

     (c) Purchaser is acquiring the Option and any Common Shares for investment, for his own account, and not as a nominee or agent for any other person, corporation or entity, and not with a view to the sale or distribution of all or any part thereof, and Purchaser has no present intention of selling, granting participation in, or otherwise distributing the Option (or any part thereof) or any Common Shares.

     (d) Purchaser understands and agrees that (i) neither the Option nor any of the Common Shares will be registered under the Securities Act of 1933, as amended (the "Act"), in part based upon an exemption from the registration predicated on the accuracy and completeness of his representations and warranties appearing herein and (ii) he will not be permitted to sell, transfer or assign all or any portion of the Option or any of the Common Shares issuable upon exercise thereof until they are registered under the Act or an exemption from the registration and prospectus delivery requirements of the Act is available, and (iii) there is no assurance that such an exemption from registration will ever be available or that the Option or the Common Shares will ever be able to be sold.


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



     (e) Purchaser agrees that in no event will he make a disposition of the Option or any Common Shares or any interest therein, unless such Option and/or Common Shares are registered under the Act or unless and until (i) he shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) he shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and content to the Company to the effect that (A) such disposition will not require registration under the Act or compliance with applicable state securities laws, or (B) that appropriate action necessary for compliance with the Act and applicable state securities laws has been taken, or (iii) the Company shall have waived, expressly and in writing, its rights under clauses (i) and (ii) of this subsection.

     (f) Purchaser does not require the assistance of an investment advisor or other Purchaser representative to participate in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Company, has the ability to bear the economic risks of its investment for an indefinite period of time and has been furnished with and has had access to such information as would be made available in the form of a registration statement under the Act together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions answered by the Company. Purchaser is an "accredited investor" (as such term is deemed in Regulation D promulgated under the Securities Act of 1933, as amended).



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


     5. Conditions to Exercise.

     The obligations of the Company to issue shares upon exercise of the Option are subject to the fulfillment of the conditions set forth below.

     (a) All permits, consents, approvals, orders and authorizations, if any, which the Company is required to obtain from, and all registrations, qualifications, designations, declarations and filings which the Company is required to make with, any state or Federal governmental authority of the United States and any stock exchange on which the Common Stock is traded in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made.

     (b) Purchaser shall have become a party to and agreed to be bound by the Stockholders' Agreement, which Stockholders' Agreement is hereby incorporated herein as if set forth in full in this Agreement.

     6. Legends.

     (a) All certificates evidencing the Common Shares shall bear substantially the following legends:

          (i) "The securities represented by this certificate have not been registered under the Securities Act. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement for such shares under the Act or an opinion of counsel satisfactory in form and content to the issuer that such registration is not required under such Act."


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



          (ii) "The shares represented by this certificate or to be issued upon exercise hereof are subject to a right of first refusal option in favor of the Company and drag- along rights in favor of certain stockholders, each as set forth in an agreement between the Company, its stockholders and the registered holder, or its predecessor in interest, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate."


     (b) As and when the facts legally justify, upon the written request of Purchaser, the Company will deliver to Purchaser a certificate or certificates representing the Common Shares without those legends which have become inapplicable.

     7. Enforcement.

     The parties acknowledge that the remedy at law for any breach or violation of the provisions of relating to restrictions on transfer contained or incorporated herein shall be inadequate and that, in the event of any such breach or violation, the Company shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which he or it may be entitled.

     8. Violation of Transfer Provisions. The Company shall not be required (a) to transfer on its books any Common Shares which shall have been sold, transferred, assigned or pledged in violation of any of the provisions of this Agreement or (b) to treat as owner of such Common Shares or to accord the right to vote or to pay dividends to any purported transferee of Common Shares in violation of any of the provisions of this Agreement.


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



     9. General Provisions.

     (a) No Assignments. Except as specifically provided to the contrary in this Agreement, Purchaser shall not transfer, assign or encumber the Option or any of his rights, privileges, duties or obligations under this Agreement without the prior written consent of the Company, and any attempt to so transfer, assign or encumber shall be void.

     (b) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended (including by reputable overnight delivery services which shall be deemed to have effected personal delivery) or by telecopy, receipt of which is acknowledged by the telecopy number set forth below for the applicable addressee, or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail:

          (i) if to Purchaser, addressed to Purchaser at his address shown on the stock register maintained by the Company, or at such other address as Purchaser may specify by written notice to the Company, or

          (ii) if to the Company, at 3702 Via de la Valle, Suite 202, Del Mar, California 92014, Attention: President; or at such other address as the Company may specify in writing, with a copy to David H. Wong, Brentwood Associates, 11150 Santa Monica Boulevard, Suite 1200 Los Angeles, California 90025.

Each such notice, request, consent and other communication shall be deemed to have been given upon receipt thereof as set forth above or, if sooner, three days after deposit as described above. The addresses for the purposes of this
Section 18(c) may be changed by


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giving written notice of such change in the manner provided herein for giving notice. Unless and until such written notice is received, the addresses provided herein shall be deemed to continue in effect for all purposes hereunder.

     (c) Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts of laws, of the State of Delaware.

     (d) Severability. The parties hereto agree that the terms and provisions in this Agreement are reasonable and shall be binding and enforceable in accordance with the terms hereof and, in any event, that the terms and provisions of this Agreement shall be enforced to the fullest extent permissible under law. In the event that any term or provision of this Agreement shall for any reason be adjudged to be unenforceable or invalid, then such unenforceable or invalid term or provision shall not affect the enforceability or validity of the remaining terms and provisions of this Agreement, and the parties hereto hereby agree to replace such unenforceable or invalid term or provision with an enforceable and valid arrangement which in its economic effect shall be as close as possible to the unenforceable or invalid term or provision.

     (e) Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto.

     (f) Modification, Amendment and Waiver. No modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or Purchaser unless approved in writing, and, in the case of the Company, authorized by its


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


Board of Directors. The failure at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of any of the parties thereafter to enforce, each and every provision hereof in accordance with its terms.

     (g) Integration. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

     (h) Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

     (i) Counterparts. This Agreement may be executed in counterpart with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    COMPANY:

                                    COBBLESTONE HOLDINGS, INC.

                                    By:
                                          ----------------------------
                                    Name:
                                          ----------------------------
                                    Title:
                                          ----------------------------

                                    PURCHASER:


                                    ----------------------------------

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